As filed with the Securities and Exchange Commission on January 14, 2022

Registration No. 333-257336

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT FILE NO. 333-257336

UNDER

THE SECURITIES ACT OF 1933

CONFLUENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-1824387
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

899 W. Evelyn Avenue

Mountain View, California 94041

(Address, including zip code, of principal executive offices)

Confluent, Inc. Amended and Restated 2014 Stock Plan

(Full title of the plan)

Steffan Tomlinson

Chief Financial Officer

Confluent, Inc.

899 W. Evelyn Avenue

Mountain View, California 94041

(800) 439-3207

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Jon Avina Siana Lowrey Milson Yu Cooley LLP 3175 Hanover Street Palo Alto, California 94304 (650) 843-5000	Melanie Vinson Brianna Murray Confluent, Inc. 899 W. Evelyn Avenue Mountain View, California 94041 (800) 439-3207

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the following Registration Statement on Form S-8 (the “Registration Statement”) of Confluent, Inc. (the “Registrant”) and is being filed to remove from registration all securities of the Registrant that had been registered for issuance on the Registration Statement that remain unsold under the Registration Statement:

File No. 333-257336 as filed with the Securities and Exchange Commission (the “Commission”) on June 24, 2021, pertaining to the registration of an aggregate of 11,711,743 shares of Class A Common Stock issuable under the Confluent, Inc. Amended and Restated 2014 Stock Plan to certain employees (including officers) and third-party contractors and consultants of the Registrant upon the exercise of stock option awards and settlement of restricted stock units.

The Company has been subject to the reporting requirements of Section 13 of the Securities Exchange Act of 1934, as amended, for over 90 days. Accordingly, the “current public information” requirements of Rule 144 under the Securities Act of 1933, as amended, have been satisfied as of the date hereof. Subject to compliance with the other provisions of Rule 144, the holders of securities registered on the Registration Statement may be able to sell their shares pursuant to Rule 144.

In accordance with an undertaking made by the Registrant in the Registration Statement to remove by means of a post-effective amendment any of the securities registered which remain unsold at the termination of the offering covered by the Registration Statement, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to remove from registration all securities registered but not sold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on January 14, 2022.

CONFLUENT, INC.

By:	/s/ Edward Jay Kreps
Edward Jay Kreps
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Edward Jay Kreps Edward Jay Kreps	Chief Executive Officer and Director (Principal Executive Officer)	January 14, 2022

/s/ Steffan Tomlinson Steffan Tomlinson	Chief Financial Officer (Principal Financial Officer)	January 14, 2022

/s/ Ying Christina Liu Ying Christina Liu	Chief Accounting Officer (Principal Accounting Officer)	January 14, 2022

*	Director	January 14, 2022
Lara Caimi

*	Director	January 14, 2022
Jonathan Chadwick

*	Director	January 14, 2022
Alyssa Henry

*	Director	January 14, 2022
Matthew Miller

*	Director	January 14, 2022
Neha Narkhede

*	Director	January 14, 2022
Greg Schott

*	Director	January 14, 2022
Eric Vishria

*	Director	January 14, 2022
Mike Volpi

By:	/s/ Edward Jay Kreps
Edward Jay Kreps
Attorney-in-fact

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